UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700	85008
Phoenix, Arizona	(Zip Code)
(Address of principal executive offices)

(602) 685-4000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange of Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01   Regulation FD Disclosure.

On December 19, 2022, Mesa Air Group, Inc. (the “Company”) issued a press release announcing its plans for a significant restructuring of its operations with American Airlines, Inc. (“American”) and United Airlines, Inc. (“United”) and certain other measures to improve the Company’s liquidity.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 is deemed “furnished” and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation by reference language in such filing.

Item 8.01.  Other Events.

On December 19, 2022, the Company announced its plans for a significant restructuring of its operations with American and United.  The Company reported that as a result of ongoing unprofitable operations with American, driven primarily by higher pilot wages and block hour utilization penalties driven by the ongoing industry wide pilot shortage, the Company initiated and has finalized a consensual wind down of its American operations.  The Company is also finalizing a new five-year agreement with United that would place the associated aircraft into United Express operations and compensate the Company for the higher costs associated with regional jet flying. The new agreement would cover all of the Company’s existing flying at American and could increase to 38 CRJ-900 aircraft, dependent upon the number of E-175s that the Company is operating.

Operations with American will cease on April 3, 2023. The expected agreement with United anticipates the Company would begin to place aircraft with United in March 2023 and continue to utilize all of its crew and maintenance locations currently operated for American in Phoenix, Dallas, El Paso, and Louisville through the transition and beyond. The agreement also provides for the Company to open a CRJ-900 crew base in Houston and a new pilot base in Denver, with the potential for other incremental crew bases.

The Company also reported in its press release that to further enhance liquidity, it is finalizing the sale of its remaining eight CRJ-550s to United and has reached an agreement to sell 11 surplus CRJ-900 aircraft to a third party. Once completed, the proceeds of these two transactions will significantly reduce the Company’s debt and improve its liquidity. Further, the Company is pursuing other avenues to increase liquidity through the sale of additional surplus aircraft, spare parts, and spare engines. Additionally, the Company recently negotiated improved terms and conditions with RASPRO, a Canadian special purpose finance company, on its leases for 15 CRJ-900 aircraft, and is finalizing an agreement with EDC, the Economic Development Corporation of Canada, and MHI RJ Aviation on debt associated with seven NextGen CRJ-900 aircraft.

The new agreement with United will be set forth in an amendment and restatement of the existing Second Amended and Restated Capacity Purchase Agreement, dated as of November 4, 2020 (as theretofore amended), between the parties, and the terms of the wind down of the Company’s operations with American will be set forth in an amendment to the Amended and Restated Capacity Purchase Agreement, dated as of November 19, 2020 and made effective as of January 1, 2021 (as theretofore amended), between the Company and American.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements, which risks and uncertainties include, but are not limited to: the ability to complete the transactions with United and America described above, the completion of the sale of 11 surplus CRJ-900 aircraft to a third party, the finalization of the agreement with EDC and MHI RJ Aviation on debt associated with seven NextGen CRJ-900 aircraft, and other avenues being pursued by the Company to increase its liquidity. The forward-looking statements contained in this Report speak only as of the date hereof and should not be relied upon as predictions of future events. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1 104	Press Release, dated December 19, 2022, issued by Mesa Air Group, Inc. Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2022	MESA AIR GROUP, INC.

	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel